Form 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WisdomTree Trust

(Exact name of the fund as specified in its Trust Instrument)

Delaware	45-0913324
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

380 Madison Avenue, 21st Floor New York, NY 10017

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
WisdomTree Emerging Markets Corporate Bond Fund	NASDAQ

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-132380

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value, of WisdomTree Trust (the “Trust”) to be registered hereunder is set forth in Post Effective Amendment No. 97 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on February 9, 2012.

The series of the Trust that are registering securities, and their I.R.S. Employer Identification Numbers, are as follows:

WisdomTree Emerging Markets Corporate Bond Fund	80-0774991

Item 2:	Exhibits.

1. The Trust’s Trust Instrument is included as Exhibit (a)(1) to Post Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on July 26, 2006.

2. The Trust’s By-Laws are included as Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on March 13, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 29th day of February 2012.

WisdomTree Trust

By:	/s/ Jonathan Steinberg
Name:	Jonathan Steinberg
Title:	President